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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2009 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in Hertz Global Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us as experts under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
New York City, NY
May 19, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM